                                                                   Exhibit 99.10


                         Consent of Independent Auditors




We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 9, 2001, 2001 with respect to the consolidated financial statements of The Manufacturers Life Insurance Company of North America and our report dated February 16, 2001, 2001 with respect to the financial statements of The Manufacturers Life Insurance Company of North America Separate Account A, both of which are contained in the Statement of Additional Information, in Post-Effective Amendment No. 10 to the Registration Statement (Form N-4 File Nos. 33-76684 and 33-49604).






                                          /s/ ERNST & YOUNG LLP



Boston, Massachusetts
April 24, 2001